CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Putnam Arizona Tax Exempt Income Fund and

We consent to the use of our report dated July 13, 2007 incorporated in this Registration Statement by reference, to the Putnam Arizona Tax Exempt Income Fund and to the references to our firm under the captions “Financial highlights” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS” in the Statement of Additional Information.

Boston, Massachusetts
September 24, 2007